EXHIBIT 21.1


                           SUBSIDIARIES OF LION, INC.


          The following is a list of subsidiaries of LION, Inc. as of December 31, 2006.


          NAME                                        WHERE INCORPORATED
          ----                                        ------------------

          Tuttle Risk Management Services LLC             Washington